Exhibit 10.2

AMENDMENT TO DISTRIBUTORSHIP AGREEMENT

This AMENDMENT (the “Amendment”) is made and entered into as of the 30th day of April, 2020, to the DISTRIBUTORSHIP AGREEMENT, dated as of April 28, 2020 (the “Distributorship Agreement”), by and between Osang Healthcare Co., Ltd. (the “Manufacturer”) and SG Blocks,, Inc. (the “Distributor”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Distributorship Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. The Distributorship Agreement is hereby amended by the inclusion therein of the representations and indemnities set forth on Annex A hereto.

2. All other terms of the Distributorship Agreement shall remain in full force and effect. The Distributorship Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

3. This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Distributorship Agreement as of the date first written above.

OSANG HEALTHCARE CO., LTD.			SG BLOCKS, INC.

By:	Dong-Hyin Lee		By:	/s/ Paul Galvin
	Name:	Dong-Hyin Lee		Name:	Paul Galvin
	Title:	Chief Executive Officer		Title:	Chief Executive Officer

ANNEX A

Manufacturer warrants and covenants that: (a) the Products will conform to their published specifications; (b) it owns all right, title, and interest in the Products and in all of patents, trademarks, trade names, inventions, copyrights, know-how, and trade secrets relating to the design, manufacture, operation, or service of the Products and (c) to its knowledge, the Products do not infringe any third party rights and will not subject Distributor to liability for violation of any laws, rules or regulations. Defective Products may be returned by Distributor to Manufacturer within 90 days of delivery and shall be promptly replaced by Manufacturer without charge and shipped to Distributor at Manufacturer’s expense.

Manufacturer shall indemnify and hold harmless Distributor and its respective directors, officers, agents and employees from and against any and all liabilities, claims, suits, losses, damages or causes of actions including costs, attorney fees and expenses which may be suffered by any loss, damage, death or bodily injury (collectively the “Liability”) directly and proximately caused by a breach of the representations or warranties contained in the Agreement (as amended), claims made by any person or entity arising out of the manufacturing of the Products, claims asserting that a Product infringes the intellectual property of any other person or entity; or that use of the Products resulted in bodily injury, without limitation, personal injury and death or the non-performance or improper performance by Manufacturer of any of its obligations arising out of or in connection with this Agreement.